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                                                                    EXHIBIT 3.01

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              THE ST. JOE COMPANY

                               ARTICLE I - SHARES

         1. Certificates for Shares. The shares of the Company shall be certificated. Certificates shall be signed by the Chairman or the President and the Secretary of the Company and may be sealed with the seal of the Company or a facsimile thereof. The signatures of the officers of the Company upon a certificate may be facsimiles if the certificate is countersigned by the transfer agent and registrar, provided that the Company is not the transfer agent and registrar.

         2. Transfer of Shares. Transfers of shares of stock shall be made only on the books of the Company, in person or by attorney, upon surrender of the certificate evidencing the shares sought to be transferred, properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The certificate so surrendered shall be canceled as and when the new certificate or certificates are issued.

                           ARTICLE II - SHAREHOLDERS

         1.       Annual Meeting.

                  (a) The Annual Meeting of the Shareholders of this Company shall be held each year in May. The Board of Directors shall designate the time and place of each Annual Meeting.

                  (b) The only business that may be brought before the Annual Meeting is (i) business described in the Notice of Annual Meeting; (ii) other business that the


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Board brings before the meeting; and (iii) business that an eligible
Shareholder brings before the meeting in compliance with this Section.

                  (c) A Shareholder may bring business before an Annual Meeting only if the Shareholder (i) gives the notice required by this Section; and (ii) is a Shareholder of record both on the date the notice is given and on the record date for determining Shareholders entitled to vote at the Annual Meeting at which the Shareholder intends to bring the business before the Shareholders.

                  (d) An eligible Shareholder may bring business before an Annual Meeting only if the Shareholder gives notice of intent to bring the business before the meeting to the Secretary. The notice must be (i) in writing; (ii) delivered or mailed to the Secretary at the principal executive office of the Company; (iii) timely; and (iv) in proper form.

                  (e) A notice of intent is timely if it is actually received at the Secretary's office not less than 120 days nor more than 150 days before the anniversary of the date of the Notice of Annual Meeting and Proxy Statement for the immediately preceding year. If an Annual Meeting is called for a date that is more than 30 days before or after the anniversary date of the previous Annual Meeting, the notice of intent must be received not more than 10 business days after (i) the date of the Company's Notice of the Annual Meeting; or (ii) the date the Company publicly discloses the date of that Annual Meeting, whichever is first.

                  (f) A notice of intent is in proper form only if it states, with respect to each item of business that the Shareholder proposes to bring before the meeting:

                           (i)      the Shareholder's name and address of
         record;


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                           (ii)     the number of shares of the Company's stock
         the Shareholder owns beneficially and of record as of the date of the notice; and

                           (iii) all other information relating to the Shareholder that the Company would be required to disclose pursuant to
         Section 14 of the Exchange Act and the rules and regulations promulgated under it.

         (g) The Chairman may declare any item of business a Shareholder seeks to bring before an Annual Meeting out of order if the Shareholder has not complied with the provisions of this Section, or applicable law.

         2. Special Meetings. Special meetings of the Shareholders may be called at any time by resolution of the Board of Directors. Special meetings shall be called for any purpose upon written request by holders of record of at least 30% of the Company's issued and outstanding stock both on the date the Special Meeting is requested and on the record date for determining Shareholders entitled to vote at a Special Meeting. Special Meetings may be held at any place in or out of the State of Florida. The only business that may be conducted at a Special Meeting of Shareholders is business described in the notice of the meeting.

         3. Notice of Meeting. Notice of Shareholders' meetings of the Company shall be in writing and signed by the Chairman, the President or a Senior Vice President or a Vice President or the Secretary or an Assistant Secretary of the Company. Such notice shall state the purpose or purposes for which the meeting is called; and the time and place where it is to be held. A copy of such notice shall be served upon or mailed to each Shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to the


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Shareholder at his or her address as it appears upon the records of the
Company. Notice duly served upon or mailed to a Shareholder in accordance with the provisions of this by-law shall be deemed sufficient, and in the event of the transfer of his or her stock after such service and prior to the holding of the meeting, it shall not be necessary to serve notice of the meeting upon the transferee. Any meeting of Shareholders may be held either within or without the State of Florida. Any Shareholder may waive notice of any meeting either before, at or after the meeting.

         4. Quorum. A quorum at any meeting of the Shareholders shall consist of a majority of the stock of the Company represented in person or by proxy, and a majority of such quorum shall decide any question that may properly come before the meeting.

         5. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of a majority of the Company's issued and outstanding stock or such other percentage as may be required by applicable law. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes, and delivered to the Secretary at the Company's principal office in Florida. No written consent shall be effective to take corporate action unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action are delivered to the Company. Any written consent may be revoked before the date that the Company receives the required number of consents to authorize the proposed action. Within ten (10) days after obtaining authorization by written consent,


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notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action.

                            ARTICLE III - DIRECTORS

         1. General Powers; Number. The business and property of the Company shall be managed under the direction of a Board of not less than nine nor more than fifteen Directors, the number to be determined by the Board of Directors of the Company. The Board of Directors shall have full control over the affairs of the Company and shall be authorized to exercise all of its corporate powers unless otherwise provided in these by-laws. The Directors shall be elected at the Annual Meeting of the Shareholders by a plurality of the votes cast at such election, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors.

         2. Vacancies. Vacancies in the Board of Directors shall be filled by majority vote of the remaining Directors. A majority of the full Board between Annual Meetings may increase the number of Directors and elect Directors to the Board. Any additional service by a Director elected in this manner shall be subject to election at the next annual meeting of Shareholders.

         3. Chairman of the Board. A Chairman of the Board of Directors shall be selected, who shall be considered an officer of the Company.

         4. Regular Meeting. A regular meeting of the Board of Directors shall be held immediately upon adjournment of the Annual Meeting of the Shareholders each year at the place where the Annual Meeting of the Shareholders is held that year.


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         5.       Special Meetings. Special meetings of the Board of Directors may be held in or out of the State of Florida, and can be called at any time or place by the Chairman of the Board of Directors or by any three members of the Board. Notice of the meeting, stating a place, date, and hour, shall be given to each Director by mail not less than three days before the date of the meeting. Alternatively, notice may be given personally to each Director or by telephone, telegram, facsimile, telecopy, fax, or similar means of communication not less than twenty-four hours before the date of the meeting. Emergency meetings may be convened on such shorter notice as the Chairman or Board members calling the meeting deem necessary and appropriate under the circumstances. A special meeting may be held at any time or place without notice by unanimous written consent of all Directors or the presence of all Directors at such meeting.

         6. Committees of the Board. The Board of Directors, by resolution adopted by a majority of the full Board, may establish from among its members one or more committees. As allowed by general law and as provided in the resolution establishing the committee, each committee shall have and may exercise the powers and authority delegated to it by the Board of Directors to manage the business affairs of the Company.

         Each committee must have three or more members who will serve at the pleasure of the Board of Directors. The Board, by resolution, may also designate one or more Directors as alternate members of any committee.

         The Board of Directors shall prescribe the manner in which committee proceedings shall be conducted. Unless the Board otherwise provides, regular and special meetings and other actions of any committee shall be governed by the provisions of these by-laws applicable to meetings and actions of the Board of Directors. Each


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committee shall keep minutes of meetings, copies of which shall be furnished to all Directors. Each committee shall report all actions to the Board of Directors.

         7. Quorum. A quorum at any meeting shall consist of a majority of the Board. A majority of such quorum shall decide any questions that may come before the meeting. If at any meeting less than a quorum is present, the Directors present, or a majority of them, may adjourn the meeting to another time and/or place.

         8. Indemnification of Directors and Officers. The Company shall indemnify and reimburse and advance expenses for any Director and officer, and for any Director and officer of another corporation, partnership, joint venture, trust or other enterprise serving at the request of the Company, whether or not then in office, and his or her executor, administrator and heirs, and may indemnify and reimburse and advance expenses to employees and agents of the Company, against all reasonable expenses actually and necessarily incurred, including but not limited to, judgments, costs and counsel fees in connection with the defense of any litigation, civil or administrative action, suit or proceeding, to which he or she may have been made a party because he or she is or was a Director, officer, employee or agent of the Company or he or she was serving at the request of the Company as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         9. Meetings by Means of Conference Telephone Call or Similar Communications Equipment. Meetings of the Board of Directors or committees of the Board may be held by means of a telephone conference call or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means constitutes presence by such person at a meeting.


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         10.      Nomination of Directors.

                  (a) A person is eligible to be elected to the Board of Directors only if the person is nominated as provided in this Section.

                  (b) A person may be nominated at any Annual Meeting of Shareholders, or at any Special Meeting of Shareholders called for the purpose of electing directors.

                  (c) A person may only be nominated (i) by the Board of Directors; or (ii) by a Shareholder (A) who has given the notice required by this Section; and (B) who is a shareholder of record both on the date the notice is given and on the record date for determining Shareholders entitled to vote at the meeting at which the Shareholder will make the nomination.

                  (d) A Shareholder may make a nomination only if the Shareholder gives notice of intent to make a nomination to the Secretary. The notice must be (i) in writing; (ii) delivered or mailed to the Secretary at the principal executive office of the Company; (iii) timely; and (iv) in proper form.

                  (e) A notice of intent is timely only if it is actually received at the Secretary's office within the applicable time specified below:

                           (i) If the Shareholder intends to make a nomination at an Annual Meeting of Shareholders, the notice of intent must be received not less than 90 days before the anniversary of the date of the Notice of the Annual Meeting and Proxy Statement for the immediately preceding year. If an Annual Meeting is called for a date that is more than 30 days before


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                  or after the anniversary date of the previous Annual Meeting, the notice of intent must be received not more than 10 business days after (A) the date of the Notice of the Annual Meeting, or (B) the date the Company publicly discloses the date of that Annual Meeting, whichever is first.

                           (ii) If the Shareholder intends to make a nomination at a Special Meeting of Shareholders called for the purpose of electing directors, the notice of intent must be received not more than 10 days after the date on which the Company mails notice of the Special Meeting to Shareholders or the date the Company publicly disclosed the date of the Special Meeting of Shareholders, whichever is first.

                  (f)      A notice of intent is in proper form only if it

                           (i)      states as to the Shareholder giving the
                                    notice:

                                    (A)      the Shareholder's name and address
                           of record;

                                    (B)      the number of shares of the
                           Company's stock the Shareholder owns beneficially and of record as of the date of the notice;

                                    (C)      a description of all arrangements
                           or understandings between the Shareholder and each proposed nominee and with any other person or persons (including their names) under which the Shareholder is acting in making the nomination;

                                    (D)      a representation that the
                           Shareholder intends to appear in person at the meeting to nominate the persons named in the notice; and


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                                    (E)      all other information relating to
                           the Shareholder that the Company would be required to disclose in a proxy statement or other filing required in soliciting proxies for election of directors under Section 14 of the Exchange Act and the rules and regulations promulgated under it; and

                           (ii)     states as to each person whom the
                  Shareholder proposes to nominate for election as a director:

                                    (A)      the person's name, age, business
                           address and residence address;

                                    (B)      the person's principal occupation
                           or employment;

                                    (C)      the number of shares of the
                           Company's stock the person owns beneficially and of record on the date of the notice; and

                                    (D)      all other information about the
                           person that the Company would be required to disclose in a proxy statement or other filing in soliciting proxies for election of directors under
                           Section 14 of the Exchange Act, and the rules and regulations promulgated under it.

                  (g) A nomination is not valid unless it is made in accordance with the foregoing procedures.

                             ARTICLE IV - OFFICERS

         1. Officers. The officers of the Company shall be a Chairman of the Board of Directors and Chief Executive Officer, a President and Chief Operating Officer, one or


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more Senior Vice Presidents and Vice Presidents, a Secretary and one or more
Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and a Controller. Any person may hold two or more offices except that the Chairman of the Board of Directors shall not be also the Secretary or an Assistant Secretary of the Company. The Board of Directors shall appoint all officers of the Company, and shall approve the compensation of the Chairman and Chief Executive Officer, President and Senior Vice Presidents of the Company. The Chairman and Chief Executive Officer shall have the authority to appoint all officers of the Company's subsidiaries.

         2. Chairman and Chief Executive Officer. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Company, and subject to the control of the Board of Directors, shall supervise, control and manage all the business affairs of the Company. The Chairman shall preside at all meetings of the Shareholders and the Board of Directors. In addition, the Chairman shall possess and may exercise the powers and authority, and perform the duties that are assigned to him or her by the Board of Directors. The Chairman may delegate any of his or her powers to any other officer of the Company, subject to the Chairman's overall supervision and responsibility.

         3. President. The President shall report and be responsible to the Chairman of the Board of Directors. The President shall have the powers and perform the duties that are assigned or delegated to him or her by the Board of Directors or the Chairman. During the absence or disability of the Chairman, or at the request of the Chairman, the President shall perform the duties and exercise the powers of the Chairman. In the absence or disability of both the Chairman and the President, the Senior Vice President or Vice President designated by the Chairman, or if no one is designated


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by the Chairman, the Senior Vice President or Vice President designated by the
Board of Directors shall perform the duties and exercise the powers of the Chairman.

         4. Senior Vice President and Vice Presidents. Senior Vice Presidents and Vice Presidents shall have the powers and perform the duties that are assigned or delegated to them by the Board of Directors or the Chairman.

         5. Secretary. The Secretary shall keep the minutes of all meetings; shall have charge of the seal and the corporate books; shall execute with the President, Senior Vice President or Vice President such instruments as require such signatures; and shall make such reports and perform such other duties as are incident to his or her office, or are properly required of him or her by the Board of Directors. The Chairman may appoint one or more Assistant Secretaries, and in the absence, disqualification or disability of the Secretary, any such Assistant Secretary shall exercise the functions of the Secretary.

         6. Treasurer. The Treasurer shall have the custody of all moneys and securities of the Company and shall keep regular books of account under the direction of the Board of Directors or the Chairman. He or she shall deposit all funds and moneys of the Company in banks to be designated by the Board of Directors or the Chairman, and shall perform such other duties as may be required of him or her by the Board of Directors or the Chairman. The Board of Directors may appoint one or more Assistant Treasurers, and in the absence, disqualification or disability of the Treasurer, or at his or her direction, any such Assistant Treasurer shall exercise the functions of the Treasurer.

         7. Controller. The Controller shall maintain adequate records of all assets, liabilities, and transactions of the Company, shall see that adequate audits thereof are currently and regularly made, and, in conjunction with other officers and department


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heads, shall initiate and enforce measures and procedures whereby the business of the Company shall be conducted with the maximum safety, efficiency, and economy. He or she shall attend such meetings of the Directors and Shareholders of the Company and shall make such reports to the Chairman, the President and the Board of Directors as the Chairman, the President or the Board of Directors may prescribe, and shall perform such other duties as may be required of him or her by the Board of Directors or Chairman.

                  8. Removal of Officers. Any officer of the Company may be removed from his or her respective office or position at any time, with or without cause, by the Chairman or the Board of Directors. The Chairman may be removed, with or without cause, by the Board of Directors.

                  9. Other Officers and Employees. Each officer and employee of the Company shall possess and may exercise authority, and shall perform duties that are assigned to him or her by the Board of Directors or the Chairman and Chief Executive Officer.

                         ARTICLE V - GENERAL PROVISIONS

                  1. Dividends. Dividends shall be declared only at such times and in such amounts as the Board of Directors shall direct.

                  2. Seal. The corporate seal of the Company shall consist of two concentric circles, between which is the following: "THE ST. JOE COMPANY", and in the center shall be inscribed "Seal - Incorporated 1936."


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                            ARTICLE VI - AMENDMENTS

         1. Amendments. These by-laws may be amended or repealed and new by-laws adopted at any meeting of the Board of Directors by a majority vote. The fact that the power to amend or repeal the by-laws has been conferred upon the Board of Directors shall not divest the Shareholders of the same power.

         Adopted by the Board of Directors this 5th day of December, 2000.


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